Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-60616 on Form S-8 of our report dated September 7, 2005, appearing in Form 11-K of the Pinnacle Entertainment, Inc. 401(k) Investment Plan as of December 31, 2004.

/s/ Holthouse Carlin & Van Trigt LLP

Holthouse Carlin & Van Trigt LLP

Westlake Village, California

June 28, 2006